Exhibit 99.2
As used in this Exhibit 99.2, Oceaneering International, Inc. and its consolidated subsidiaries are referred to as “we,” “us” or “Oceaneering,” unless the context indicates otherwise.
This Exhibit 99.2 contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995, including, without limitation, statements concerning Oceaneering’s discussions with its lenders under its revolving credit facility. The forward-looking statements included in this release are based on Oceaneering’s current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. For a more complete discussion of these and other risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.
Senior Secured Revolving Credit Facility Amendment
We are in advanced discussions with our lenders under our senior secured revolving credit facility regarding an amendment (the “Credit Agreement Amendment”), which would amend our existing Credit Agreement, dated as of April 8, 2022 (as previously amended, the “Credit Agreement”) to, among other things, (i) increase the aggregate commitments of the lenders from $215,000,000 to up to $345,000,000, (ii) extend the scheduled maturity date from 2027 to 2031 and (iii) modify the pricing grid used to determine the applicable margin to reduce the applicable margin on loans. We expect that the effectiveness of the Credit Agreement Amendment would be subject to the satisfaction of certain customary conditions, including the completion of the offering of notes and the commencement of the tender offer. However, there can be no assurance that the Credit Agreement Amendment will be executed on our expected timeline or at all, or on the terms that we expect (including whether we will receive commitments up to $345,000,000), and the offering is not conditioned upon the execution of such an amendment to our Credit Agreement.

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